UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2020

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)
(310) 481-8400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC
Securities registered pursuant to Section 12(g) of the Act:

Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Kilroy Realty Corporation:
Emerging growth company

☐
Kilroy Realty, L.P.:
Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kilroy Realty Corporation ☐	Kilroy Realty, L.P. ☐

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT
On August 3, 2020, Kilroy Realty, L.P. (the “Operating Partnership”) and Kilroy Realty Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Jefferies LLC, as representatives of the several underwriters (the “Underwriters”) listed on Schedule A attached thereto, relating to the public offering by the Operating Partnership of $425,000,000 aggregate principal amount of the Operating Partnership’s 2.500% Senior Notes due 2032 (the “Notes”).
Pursuant to the Underwriting Agreement, the Operating Partnership has agreed to sell to the several Underwriters, and the Underwriters have severally agreed to purchase, $425,000,000 aggregate principal amount of Notes. The Notes will be guaranteed by the Company. The Notes will pay interest semi-annually at a rate of 2.500% per annum on May 15 and November 15 of each year, commencing on November 15, 2020, and mature on November 15, 2032. The public offering price of the Notes was 99.364% of the principal amount, plus accrued interest, if any, for a yield to maturity of 2.561%. The offering is expected to close on August 12, 2020, subject to the satisfaction of customary closing conditions.
Net proceeds from the offering are expected to be approximately $418.5 million, after deducting the underwriting discount and the Operating Partnership’s and the Company’s estimated expenses. The Company intends to allocate an amount equal to the net proceeds from the offering to one or more Eligible Green Projects (as defined), which may include the development or redevelopment of such projects.
Pending the allocation of an amount equal to the net proceeds from the offering to Eligible Green Projects, the Company intends to use the net proceeds for general corporate purposes that may include funding development projects, acquiring land and properties and repaying indebtedness, which may include borrowings, if any, under the Operating Partnership’s revolving credit facility and borrowings under the Operating Partnership’s term loan facility, and may also temporarily invest such net proceeds in marketable securities.
This Current Report on Form
8-K
shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form
8-K
and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

1.1*
Underwriting Agreement, dated August 3, 2020, by and among Kilroy Realty, L.P., Kilroy Realty Corporation and BofA Securities, Inc. and Jefferies LLC, as representatives of the several underwriters named on Schedule A thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation

Date: August 7, 2020

	By:	/s/ Merryl E. Werber
Merryl E. Werber
Senior Vice President, Chief Accounting Officer and Controller
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.

Date: August 7, 2020

By: Kilroy Realty Corporation, Its general partner

	By:	/s/ Merryl E. Werber
Merryl E. Werber
Senior Vice President, Chief Accounting Officer and Controller